Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2018, relating to the financial statements of Victory Energy Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WEAVER AND TIDWELL, L.L.P.

Austin, Texas
April 19, 2018